Exhibit 10.1

CANADIAN SUPERIOR ENERGY INC.

STOCK OPTION PLAN

April 30, 2001
(As amended June 11, 2004 and June 24, 2005)

CANADIAN SUPERIOR ENERGY INC.

STOCK OPTION PLAN

1.                                      INTERPRETATION

In this Plan (including this clause), unless there is something in the subject matter or context inconsistent therewith, words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and the following expressions shall have the following meanings, respectively:

(a)                                  “Board” shall mean the Board of Directors of the Corporation;

(b)                                 “Change of Control” includes:

(i)                                     the acquisition by any person or corporation, or any persons or corporations acting jointly or in concert (as determined by the Securities Act (Alberta)), whether directly or indirectly, of voting securities of the Corporation which, together with all other voting securities of the Corporation held by such persons or corporations, constitutes, in the aggregate, more than 20% of all outstanding voting securities of the Corporation;

(ii)                                  an amalgamation, arrangement or other form of business combination of the Corporation with another corporation which results in the holders of voting securities of that other corporation holding, in the aggregate, more than 20% of all outstanding voting securities of the corporation resulting from the business combination; or

(iii)                               the sale, lease or exchange of all or substantially all of the property of the Corporation, other than in the ordinary course of business of the Corporation or to a Subsidiary, to another person or corporation;

(c)                                  “Committee” shall mean a committee of Directors appointed by the Board in accordance with section 3 hereof;

(d)                                 “Common Shares” shall mean voting common shares of the Corporation;

(e)                                  “Corporation” shall mean Canadian Superior Energy Inc. and any successor or continuing corporation resulting from any form of corporate reorganization;

(f)                                    “Early Termination Date” shall mean the date that an Option terminates prior to the Normal Expiration Date of such Option;

(g)                                 “Exercise Price” shall mean the exercise price of Common Shares under an Option Agreement determined as provided for in subsection (e) of section 7 hereof;

(h)                                 “Expiry Date” shall mean the Normal Expiration Date or the Early Termination Date of an Option, as the case may be;

(i)                                     “Insider” shall mean:

(a)                                  an insider as defined in the Securities Act (Alberta), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary; and

(b)                                 an associate, as defined in the Securities Act (Alberta), of any person who is an insider by virtue of (a) above;

(j)                                     “Market Value” shall mean:

(i)                                     the last reported sale price on the trading day immediately preceding the Option Date of an Option at which Common Shares traded on the TSX; or

(ii)                                  if there is no reported sale price at which Common Shares traded on such exchange on the trading day immediately preceding such Option Date, the last reported sale price at which Common Shares traded on such exchange prior to such Option Date; or

(iii)                               if the Common Shares are not listed and trading on a stock exchange on such Option Date, such price as the Board shall, in their sole discretion, determine is the fair value of the Common Shares at such time;

(k)                                  “Normal Expiration Date” shall mean, with respect to any Option, the date determined by the Board on which such Option would normally terminate (except as otherwise provided in subsections (g) (i) and (ii) of section 7 of the Plan), which date shall in no event be later than the tenth anniversary of the Option Date of such Option;

(l)                                     “Option” shall mean an option to purchase Common Shares granted pursuant to the Plan;

(m)                               “Option Agreement” shall mean an agreement, substantially in the form of the agreement set out in Schedule A to this Plan, between the Corporation and a Participant setting out the terms of an option granted to a Participant;

(n)                                 “Option Date” shall mean the date on which the Board grants an Option to a Participant;

(o)                                 “Optionee” shall mean a Participant who has entered into an Option Agreement with the Corporation;

(p)                                 “Option Shares” shall mean the Common Shares, which a Participant is entitled to purchase under an Option;

(q)                                 “Participant” shall mean, on any date:

(i)                                     a person who is regularly employed by the Corporation;

(ii)                                  an officer of the Corporation;

(iii)                               a director of the Corporation;

(iv)                              a consultant to the Corporation; or

(v)                                 a Service Provider;

(r)                                    “Plan” shall mean the Corporation’s “Stock Option Plan” as embodied herein, as from time to time amended;

(s)                                  “Service Provider” shall mean any person or company engaged to provide ongoing management or consulting services for the Corporation or any entity controlled by the Corporation;

(t)                                    “Share Compensation Arrangement” shall mean any stock option, stock option plan, employee stock purchase plan or any compensation or incentive mechanism involving the issuance or potential issuance of common shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise; and

(u)                                 “TSX” shall mean The Toronto Stock Exchange.

2.                                      PURPOSE OF THE PLAN

The Purpose of the Plan is to provide options to purchase Common Shares to employees, officers, directors of the Corporation and consultants to the Corporation and others as an incentive to assist the Corporation in achieving the long-term objectives of the Corporation and to attract and retain persons of experience and ability.

3.                                      ADMINISTRATION, PARTICIPANTS AND ALLOTMENTS

(a)                                  The Plan will be administered by:

(i)                                     the Board;

(ii)                                  if determined by the Board, by a compensation committee of the Board (the “Committee”) consisting of not less than three directors; or

(iii)                               if determined by the Board, by the President and Chief Executive Officer of the Corporation with respect to Options granted to Participants at the commencement of the employment or engagement of such Participants with or by the Corporation.

If a Committee is appointed to administer the Plan, all references in this Plan to the Board will be deemed to be references to the Committee. If the President and Chief Executive Officer of the Corporation is appointed to administer the Plan with respect to Options granted to Participants at the commencement of their employment or engagement, then Options so granted shall be conditional on subsequent ratification by the Board.

(b)                                 Subject to the limitations of the Plan, the Board has the authority to:

(i)                                     determine which Participants are to be granted Options and grant Options to those Participants;

(ii)                                  determine the terms of such Options;

(iii)                               prescribe the form of Option Agreement and Notice of Exercise with respect to a particular Option, if other than as set forth in Schedules A and B to this Plan; and

(iv)                              interpret the Plan and determine all questions arising out of the Plan and any option granted pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Corporation and all other affected persons.

(c)                                  The Board or the Committee may prescribe rules and regulations relating to the Plan and may approve the form and content and prescribe the use of such forms of applications, directions, powers of attorney, and other documents or instruments, either generally or in specific cases, as may be deemed necessary or advisable for the grant or issuance of Options under the Plan and for the proper administration and operation of the Plan.

(d)                                 The Board or the Committee shall review the Plan from time to time with a view to making revisions to it, granting additional Options and, in the case of the Committee, making appropriate recommendations to the Board.

(e)                                  Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or by the Committee pursuant to the Plan shall constitute an Option hereunder.

(f)                                    An Option granted by the Board to a Participant pursuant to the Plan is subject to, and shall be of no force and effect until, the execution and delivery of an Option Agreement by both the Corporation and such Participant.

(g)                                 The Corporation shall be responsible for all costs of administration of the Plan, including the fees, if any, of any trustee and the fees of all advisors or consultants retained by such persons to assist them in the performance of their respective duties; and

(h)                                 The implementation and the operation of the Plan, including the granting of any Option pursuant to the Plan, is subject:

(i)                                     to receipt by the Corporation of all necessary approvals, advance rulings, exemptions or registrations required or deemed advisable under applicable law or regulations including without limiting the generality of the foregoing,  all necessary approval or registrations required by any and all stock exchanges upon which the Common Shares are listed; and

(ii)                                  to filings by or on behalf of Optionees pursuant to applicable law or regulations with respect to the Options, and the Option Shares underlying the Options, granted to the Optionees.

4.                                      COMMON SHARES RESERVED

(a)                                  The maximum number of Common Shares that may be reserved for issuance pursuant to Options granted under the Plan is 10% of the number of issued and outstanding Common Shares, from time to time.

(b)                                 Any increase in the number of issued and outstanding Common Shares will result in an increase in the available number of Common Shares that may be reserved for issuance under the Plan;

(c)                                  Any exercises of Options will make new grants of Options available under the Plan;

(d)                                 The maximum number of Common Shares that may be reserved for issuance to any one Participant pursuant to Options granted under the Plan and all outstanding agreements to grant Options is 5% of the number of Common Shares issued and outstanding.

(e)                                  Any Option Shares, which have not been purchased prior to the expiration or termination of the Option, which such Option Shares underlie, shall become part of the Common Shares reserved for issuance under the Plan but unallocated to any particular Option. So long as any Options are outstanding under the Plan, the Board shall at all times reserve, pursuant to this section 4, at least that number of unissued Common Shares which is sufficient to enable all of such Options to be exercised in accordance with their terms subject to any required regulatory and/or shareholder approvals.

5.                                      LIMITS WITH RESPECT TO INSIDERS

(a)                                  The maximum number of Common Shares that may be reserved for issuance to Insiders pursuant to Options granted under the Plan and any other Share Compensation Arrangement is 10% of the number of Common Shares outstanding.

(b)                                 The maximum number of Common Shares that may be issued to Insiders under the Plan and any other Share Compensation Arrangement within a one year period is 10% of the number of Common Shares outstanding.

(c)                                  The maximum number of Common Shares that may be issued to any one Insider (and such Insider’s associates, as defined in the Securities Act (Alberta)) under the Plan and any other Share Compensation Arrangement within a one-year period is 5% of the number of Common Shares outstanding.

(d)                                 For the purposes of (a), (b) and (c) above, any entitlement to acquire Common Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the grantee becoming an Insider is to be excluded.

6.                                      PARTICIPATION VOLUNTARY

Participation in the Plan by a Participant is entirely voluntary and will not affect the Participant’s employment. The Plan and any Options granted pursuant to the Plan shall not, of itself, give any participant the right to continue to be an employee, officer or director of the Corporation.

7.                                      CERTAIN TERMS OF OPTION AGREEMENTS

The Option Agreements shall (or may, if so indicated) contain provisions providing for the following terms with respect to the exercise of Options under the Plan:

(a)                                  An Option may be exercised by an Optionee as follows:

(i)                                     on and after the first anniversary of the Option Date, as to 33 1/3% of the Option Shares or any part thereof;

(ii)                                  on and after the second anniversary of the Option Date, as to an additional 33 1/3% of the Option Shares or any part thereof; and

(iii)                               on and after the third anniversary of the Option Date, as to the remaining 33 1/3% of the Option Shares or any part thereof;

subject to the right of the Board to determine at the time of the grant that a particular Option will be exercisable in whole or in part on different dates and to determine after the Option Date that a particular option will be exercisable in whole or in part on earlier dates for any reason.

(b)                                 In the event of a Change of Control and subject to the approval of the Board, the un-matured portion of a Participant’s options may be exercisable in whole or in part on:

(i)                                     the date and time of a takeover bid;

(ii)                                  the date of the meeting of securityholders of the Corporation at which an amalgamation, arrangement or other form of business combination, as the case may be, is approved; or

(iii)                               the date and time of a meeting of securityholders of the Corporation at which the sale, lease or exchange of all or substantially all of the property of the Corporation is approved.

(c)                                  In the event the unmatured portion of an Option is accelerated pursuant to paragraph 7(b)(i) is not exercised by an Optionee and the securities of the Corporation are not taken up and paid for under the takeover bid, such unmatured portion of the Option which is accelerated shall cease to be accelerated and shall be exercisable in accordance with the provisions of this plan other than paragraph 7(b).

(d)                                 An Option under the Plan shall not be exercisable for less than 500 Common Shares at any one time;

(e)                                  The Exercise Price shall be the price per Common Share fixed by the Board on the Option Date provided that such Exercise Price shall not be less than the Market Value on the Option Date. The Exercise Price of Option Shares as to which an Option shall be exercised shall be paid in full in Canadian funds by certified cheque or bank draft payable to or to the order of the Corporation at the time or exercise;

(f)                                    Each Option shall terminate on its Normal Expiration Date but subject always to the provisions of subsection (g) of this section 7;

(g)                                 If subsequent to the Option Date of an Option and before its Normal Expiration Date, the Optionee of such Option ceases to be a Participant:

(i)                                     by reason of death or permanent disability, such Optionee’s Option may be exercised during the period of one year after the date of death or date that the Optionee ceased to be a Participant by reason of permanent disability (but only as to such number of Option Shares in respect of which the Option would have been exercisable under the Option Agreement on the date of death, or date that the Optionee ceased to be a Participant by reason of permanent disability, if the Optionee had not ceased to be a Participant as aforesaid); provided that, notwithstanding anything provided for in this subsection (g)(i) of this section 7 no Option may be exercised after the tenth anniversary of the Option date of such Option. In this Plan “permanent disability” shall mean an illness or physical or mental disability of an Optionee which in the opinion of appropriate professional advisors, will for the foreseeable future, prevent the Optionee from carrying on as a Participant;

(ii)                                  for any cause other than death or permanent disability, such Optionee’s Option may be exercised (but only as to such number of Option Shares in respect of which the Option would have been exercisable under the provisions of the Option Agreement on such date of exercise if such Optionee had not ceased to be a Participant as aforesaid) up to a date 90 days (or such longer period as the Board in its discretion may determine and, where required, the appropriate regulatory authority may approve) after the date the Optionee ceased to be a Participant or up to the Normal Expiration Date, whichever date shall first occur;

(h)                                 With respect to subsection (g)(i) of this section 7, the rights to exercise the Option after the death of the Optionee, as therein specified, may be exercised by the person or persons to whom the Optionee’s rights under the Option Agreement shall pass by will or applicable law or, if no such person has such right, by the deceased Optionee’s executors or administrators; and

(i)                                     An Optionee shall have no rights whatsoever as a shareholder of the Corporation in respect of any of the Option Shares (including any right to receive dividends or other distribution there from or thereon) other than in respect of Option Shares in respect of which the Optionee shall have exercised his Option thereunder and which the Optionee shall have actually paid for and taken-up.

8.                                      CHANGES IN STOCK

In the event:

(a)                                  of any change in the Common Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise;

(b)                                 of any stock dividend to holders of Common Shares;

(c)                                  that any rights are granted to holders of Common Shares to purchase Common Shares at prices substantially below fair market value; or

(d)                                 that as a result of any recapitalization, merger, consolidation or otherwise, the Common Shares are converted into or exchangeable for any other shares;

then in any such case, subject to the terms of the Plan, the number of Common Shares reserved for issuance and available for Options under the Plan, the number of Option Shares underlying outstanding Options and the price per Option Share of such Options shall be proportionately adjusted by the Board to prevent substantial dilution or enlargement of the rights granted to, or available for, holders of Options as compared to holders of Common Shares.

9.                                      COMMON SHARES FULLY PAID AND NON-ASSESSABLE

All Common Shares issued upon the exercise of any Option pursuant to the terms and conditions of the Plan shall be issued as fully paid and non-assessable Common Shares.

10.                               CONDITIONS OF ISSUANCE OF SHARES

(a)                                  If at any time the Board shall determine, in its discretion, that:

(i)                                     the registration or qualification of the Common Shares, which are the subject of any Option Agreement, upon, or the consent or approval of, any securities exchange or stock exchange upon which the Common Shares are listed;

(ii)                                  the registration or qualification under any laws of Canada or any Province thereof or the United States or any State thereof or the consent or approval or any regulatory authority thereof;

(iii)                               evidence (in form and content satisfactory to the Board) of the investment intent of the Optionee; and/or

(iv)                              an undertaking of the Optionee as to the sale or disposition of such Common Shares purchased pursuant to an Option Agreement to the effect that such Common Shares so purchased will not be traded by the Optionee for a specified period of time;

is necessary or desirable as a condition of the issuance of any Common Shares pursuant to any Option Agreement, then the issuance of any Common Shares pursuant to the exercise of an Option shall not be made unless and until such registration, qualification, consent, approval, evidence or undertaking shall have been effected or obtained free of any condition not acceptable to the Board.

(b)                                 Any trade by the Optionee in any Common Share issued to the Optionee pursuant to the Plan, including any sale or disposition for valuable consideration, and any transfer, pledge, or encumbrance of any Common Shares issued to an Optionee pursuant to the Plan, shall be subject to such regulatory approvals as may be required at the time of the trade. Accordingly, the Corporation makes no representation as to the ability of any Optionee to trade in any Common Shares acquired pursuant to the Plan.

(c)                                  The Corporation cannot and does not assure a profit, or protect the Optionee against a loss, with respect to the Common Shares purchased pursuant to the Plan. The Corporation does not assume any responsibility relating to any tax liability of the Optionee by reason of the exercise of any Option or any subsequent trade of any Common Shares issued to an Optionee pursuant to the exercise of an Option.

11.                               ACCOUNTS AND STATEMENTS

The Corporation shall maintain records indicating the number of Options granted to each Optionee and the number of Options exercised under the Plan. Upon written request from an Optionee, the Corporation shall furnish to the Optionee a statement indicating the number of Options held on behalf of the Optionee.

12.                               INTERPRETATION, AMENDMENT AND DISCONTINUANCE

(a)                                  The Board may amend, suspend or terminate the Plan at any time, provided that no such amendment, suspension or termination may:

(i)                                     be made without obtaining any required regulatory or shareholder approvals (which approvals will always be required in the case of an amendment to increase the maximum number of Common Shares that may be reserved for issuance pursuant to Options granted under the Plan); or

(ii)                                  alter or impair any Options previously granted to an Optionee without the consent or deemed consent of the Optionee.

(b)                                 The Board may amend the terms of any outstanding Option (including, without limitation, the cancellation of an Option or an amendment to the date or dates on which an Option or portion thereof vests and so becomes exercisable), provided that:

(i)                                     any required regulatory and shareholder approvals are obtained;

(ii)                                  the Board would have had the authority to initially grant the Option under terms as so amended; and

(iii)                               the consent or deemed consent of the Optionee is obtained.

13.                               WAIVER

No waiver by the Corporation of any term of this Plan or any breach thereof by an Optionee shall be effective or binding on the Corporation unless the same be expressed in writing and any waiver so expressed shall not limit or affect the Corporation’s rights with respect to any other or future breach.

14.                               GENERAL

(a)                                  The Plan and each Option granted under the Plan shall be governed by and construed in accordance with the laws of the Province of Alberta and any Option Agreement entered into pursuant to the Plan shall be treated in all respects as an Alberta contract;

(b)                                 Any officer or director of the Corporation is hereby authorized to execute and deliver, under corporate seal or otherwise, all instruments and documents (including, without limitation, Option Agreements) and do all things necessary or desirable for carrying out the provisions of the Plan.

(c)                                  Nothing contained herein shall restrict or limit or be deemed to restrict or limit the rights or powers of the Board in connection with any allotment and issuance of shares in the capital stock of the Corporation which are not reserved for issuance hereunder.

(d)                                 The Plan and any Option Agreement entered into pursuant hereto shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. The interest of any Optionee hereunder or under any Option Agreement shall not be transferable or alienable by the Optionee either by assignment or in any other manner whatsoever and, during the Optionee’s lifetime, shall be vested only in the Optionee, but shall, subject to the terms hereof and of the Option Agreement, enure to the benefit of and be binding upon the legal personal representatives of the Optionee.

, Director

, Director

SCHEDULE A — FORM OF OPTION AGREEMENT

CANADIAN SUPERIOR ENERGY INC.

STOCK OPTION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between Canadian Superior Energy Inc. (the “Corporation”) and the Optionee named below pursuant to the Canadian Superior Energy Inc. Stock Option Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.                                       on                     , 200    (the “Option Date”);

2.                                                                 (the “Optionholder”);

3.                                       was granted a non-assignable option to purchase          Common Shares (the “Optioned Shares”) of the Corporation, exercisable as to 33 1/3% on each of the first, second and third anniversary dates of the Option Date [or otherwise];

4.                                       at a price (the “Exercise Price”) of $       per Common Share; and

5.                                       for a term expiring at 5:00 p.m.,        time, on           , 200    (the “Expiry Date”);

all on terms and subject to the conditions set out in the Plan. By signing this agreement, the Optionee acknowledges that he or she has read and understands the Plan.

IN WITNESS WHEREOF the Corporation and the Optionee have executed this Option Agreement as of           , 200   .

CANADIAN SUPERIOR ENERGY INC.

By:

By:

Name of Optionee

Signature of Optionee

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SCHEDULE B — FORM OF NOTICE OF EXERCISE

CANADIAN SUPERIOR ENERGY INC.

STOCK OPTION PLAN

NOTICE OF EXERCISE

To:                             Canadian Superior Energy Inc.
Suite 3300
400 - 3rd Avenue S.W.
Calgary, Alberta
T2P 4H2

Reference is made to the Option Agreement made as of                                 , 200   , between Canadian Superior Energy Inc. (the “Corporation”) and the Optionee named below. The Optionee hereby exercises the Option to purchase Common Shares of the Corporation as follows:

Number of Option Shares for which Option being exercised:

Exercise Price per Common Share:	$

Total Exercise Price (in the form of a cheque (which need not be a :	$
certified cheque) or bank draft tendered with this Notice of Exercise)

Name of Optionee as it is to appear on share certificate:

Address of Optionee as it is to appear on the register of Common
Shares of the Corporation and to which a certificate representing the
Common Shares being purchased is to be delivered:

Dated                                , 200   .

Name of Optionee

Signature of Optionee

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